Exhibit 10.27


                           THIRD AMENDMENT AND WAIVER

                  THIRD AMENDMENT AND WAIVER dated as of May 1, 2001 (the "Amendment and Waiver") to the CREDIT AGREEMENT (as defined below), among MCII HOLDINGS, INC., formerly known as Motor Coach Industries International, Inc. (the "Parent"), MOTOR COACH INDUSTRIES INTERNATIONAL, INC., formerly known as Transportation Manufacturing Operations, Inc. (the "Borrower"), the Guarantors referred to in the Credit Agreement (the "Guarantors"), CANADIAN IMPERIAL BANK OF COMMERCE, as a Lender and as Administrative Agent for the Lenders under the Credit Agreement (in such capacity, the "Administrative Agent"), GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender and as Documentation Agent for the Lenders under the Credit Agreement (in such capacity, the "Documentation Agent"), THE BANK OF NOVA SCOTIA, as a Lender and as Syndication Agent for the Lenders under the Credit Agreement (in such capacity, the "Syndication Agent" and, together with the Administrative Agent and the Documentation Agent, the "Agents") and the other Lenders (as defined below) parties hereto.

                                   WITNESSETH:


                  WHEREAS, the Parent, the Borrower, each of the financial institutions from time to time party thereto as lenders (together with their successors and assigns, the "Lenders") and the Agents are parties to that certain Credit Agreement dated as of June 16, 1999, as amended by First Amendment dated as of May 1, 2000 and by Second Amendment dated as of May 15, 2000 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

                  WHEREAS, an Event of Default has occurred and is continuing under Section 8 of the Credit Agreement as a result of the failure of the Parent and the Borrower to comply with the covenant set forth in Section 6.1(a) of the Credit Agreement in respect of the fiscal year ended December 31, 2001 (the "Existing Event of Default"); and

                  WHEREAS, the Lenders have asserted that further Events of Default have occurred and are continuing under Section 8 of the Credit Agreement as a result of the failure by the Parent and the Borrower to comply with (i) the financial condition covenants set forth in Section 7.1(a), (b), (c) and (d) of the Credit Agreement during the fiscal quarter ended March 31, 2001 and (ii) the requirement set forth in Section 6.7 to provide the Administrative Agent with notice of the Events of Default specified in clause (i) hereof (all such Events of Default, the "Asserted Events of Default"); and

                   WHEREAS, the Borrower has contested the existence of the Asserted Events of Default; and

                  WHEREAS, the Parent and the Borrower have requested that the Lenders agree to waive the Existing Event of Default and the Asserted Events of Default and to suspend compliance with certain covenants through December 31, 2001; and

                  WHEREAS, subject to the terms and conditions hereof, the Lenders are willing to grant a waiver, but only upon the terms and conditions set forth herein.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Unless otherwise defined herein, all defined terms that are defined in the Credit Agreement shall have the same meanings when used herein.

SECTION 2. Waiver. On the terms and subject to the conditions set forth in this Agreement and Waiver, the Agents and the Required Lenders hereby waive (i) permanently, the Existing Event of Default and the Asserted Events of Default and (ii) temporarily, compliance by the Borrower with Section 7.1(a), (b), (c) and (d), in each case commencing on the Effective Date (as hereinafter defined) through December 31, 2001, or such later date as may be agreed upon by the Administrative Agent and the Required Lenders (the "Waiver Termination Date"); provided that immediately following the Waiver Termination Date, all of the covenants and provisions of the Credit Agreement, including the covenants referred to in clause (ii) above, shall apply to and be effective against the Loan Parties, and all rights, privileges and remedies of the Administrative Agent and the Lenders relating thereto under the Credit Agreement or the other Loan Documents shall be fully effective and enforceable, as if the waiver set forth herein had never been granted.

SECTION 3.        Amendments to Credit Agreement.
                  ------------------------------

(A) Section 1.1 of the Credit Agreement is hereby amended by adding thereto in the appropriate alphabetical order the following definitions:

                  "Adjusted Consolidated EBITDA": for any period, Consolidated EBITDA for such period plus, without duplication and to the extent reflected as a charge in the statement of Consolidated Net Income for such period, the sum of the following charges:
                  (a) Inventory Reserves, (b) Warranty and Product Liability Reserves, and (c) Receivables Reserves.

                  "Assignment Agreement": that certain Assignment Agreement dated as of May 1, 2001 between the Funding Affiliate and the Tranche B Lender, as the same may be amended, supplemented, modified, renewed or replaced from time to time.

                  "Consent and Acknowledgment": that certain Consent and Acknowledgment dated as of May 1, 2001 among the Tranche B Lender, the Administrative Agent, the Funding Affiliate and the Note Purchaser, as the same may be amended, supplemented, modified, renewed or replaced from time to time.

                  "Consolidated Free Cash Flow": for any period,  Consolidated
                  Net  Income  for  such   period,   plus  the  sum,   without
                  duplication, of

                    (i) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income,

                    (ii) an amount equal to the  aggregate  net non-cash loss on the Disposition of property by the Borrower and its Subsidiaries during such fiscal period (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income,

                    (iii)the decreases in Consolidated  Working Capital for such period,

                    (iv) the aggregate amount actually  received by the Borrower and its Subsidiaries in cash on the account of sales of fixed or capital assets,

                    (v) the decreases in amounts for such period that would, in conformity with GAAP, be set forth opposite the caption "total long term assets" (or any like caption) on a consolidated balance sheet other than decreases related to fixed or capital assets or related to the amortization of goodwill and other related non-cash charges,

                    (vi) the increases in amounts for such period that would, in conformity with GAAP, be set forth opposite the caption "total long term liabilities" (or any like caption) on a consolidated balance sheet other than an increase related to the borrowing of $32,000,000 of Revolving Loans in January 2001,

                   (vii) an amount equal to actual cash payments of Consolidated
                         Interest Expense,

                  (viii) an amount  equal to the  amount of cash  payments  on account of taxes,

                    and minus the sum, without duplication, of


                    (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income,

                    (ii) an amount equal to the  aggregate  net non-cash gain on the Disposition of property by the Borrower and its Subsidiaries during such period (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income,

                   (iii) the increases in Consolidated  Working Capital for such period,

                    (iv) an amount equal to cash receipts and refunds on account of taxes,

                    (v) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash on the account of Capital Expenditures (excluding the principal amount of Indebtedness Incurred in connection with such expenditures), and

                    (ix) the increases in amounts for such period that would, in conformity with GAAP, be set forth opposite the caption "total long term assets" (or any like caption) on a consolidated balance sheet other than increases related to fixed or capital assets or related to the reversal of amortization of goodwill and other related non-cash credits, and

                    (vi) decreases  in amounts for such  period  that would,  in conformity with GAAP, be set forth opposite the caption "total long term liabilities" (or any like caption) on a consolidated balance sheet, other than a decrease that arises as a result of the repayment of the $32,000,000 of Revolving Loans on the Third Amendment Date.

                  "Deposit Pledge and Security Agreement": means the pledge agreement, lock-box agreement and/or blocked account letter agreement delivered pursuant to the Third Amendment to the Administrative Agent granting a lien on, and dominion and control over, the deposit accounts of the Borrower and its Subsidiaries, as the same may be amended, supplemented, modified, renewed and replaced from time to time.

                  "Funding Affiliate": IWPTP, LLC.

                  "Inventory Reserves": for any period, the amounts charged in the statement of Consolidated Net Income for such period that
                  (a) are required to reflect inventory at the lower of cost or market value, and (b) result in an adjustment to the balance sheet account "Inventory Reserve Provision".

                  "Note Purchase Agreement": that certain Note Purchase Agreement dated as of May 1, 2001 between the Note Purchaser and the Funding Affiliate, as the same may be amended, supplemented, modified, renewed or replaced from time to time.

                  "Note Purchaser": Joseph Littlejohn & Levy III Fund, L.P.

                  "Receivables Reserves": for any period, the amounts charged in the statement of Consolidated Net Income for such period that
                  (a) are required to reflect receivables at their estimated recoverable value, and (b) result in an adjustment reflected in the Borrower's consolidated balance sheet account "Allowance for Doubtful Accounts".

                  "Subordination and Participation Agreement": that certain Subordination and Participation Agreement dated as of May 1, 2001 among the Funding Affiliate (and other co-participants, if any, acceptable to the Administrative Agent and the Tranche B Lender, in their sole discretion), the Tranche B Lender, and the Administrative Agent, as the same may be amended, supplemented, modified, renewed or replaced from time to time.

                  "Third Amendment": the Third Amendment and Waiver dated as of May 1, 2001 to the Credit Agreement among MCII Holdings, Inc., Motor Coach Industries International, Inc., the Guarantors, Canadian Imperial Bank of Commerce, as Administrative Agent, General Electric Capital Corporation, as Documentation Agent, The Bank of Nova Scotia, as Syndication Agent and the other Lenders parties thereto.

                  "Third Amendment Date": the Effective Date, as such term is defined in the Third Amendment.

                  "Tranche B Borrowing Date": as defined in Section 2.6.

                  "Tranche B Commitment": as to the Tranche B Lender, the obligation to make the Tranche B Loan to the Borrower hereunder in a principal amount not to exceed $8,500,000.

                  "Tranche B Lender":  Canadian Imperial Bank of Commerce.

                  "Tranche B Loan": as defined in Section 2.6.

                  "Tranche B Maturity Date": as defined in Section 2.7.

                  "Tranche B Commitment Termination Date": May 31, 2001.

                  "Warranty and Product Liability Reserves": for any period, the amounts charged in the statement of Consolidated Net Income for such period that (a) are accruals or reserves recorded in anticipation of a cash disbursement to be made in a future period on account of a warranty or product liability claim, and (b) result in an adjustment to the Borrower's consolidated balance sheet accounts "Warranty and Insurance Reserves - Current" or "Warranty and Insurance Reserves - Long Term".

(B) The definition of "Applicable Margin" in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "Applicable Margin": for each Type of Loan the rate per annum set forth under the relevant column heading below:

                                                ABR Loans    Eurodollar Loans
                    All Term Loans and
                    Revolving Loans               3.00%            4.00%
                    Tranche B Loan                 N/A             5.00%


(C) The definition of "Commitment" in Section 1.1 of the Credit Agreement is hereby amended by inserting the phrase", Tranche B Commitment" after the phrase "Term Commitment" on the first line thereof.

(D) The definition of "Consolidated EBITDA" in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference to "Section 7.6(c)(i)" in the last line thereof and replacing it with the phrase "Section 7.6(b)(i); provided, that the corporate overhead expenses referred to in this clause (d) shall not be deducted in the calculation of Consolidated EBITDA in determining compliance with the financial covenants set forth in Sections 7.1(e) and 7.1(f)."

(E) The definition of "Consolidated Interest Expense" in Section 1.1 of the Credit Agreement is hereby amended by adding at the end thereof the following:

                  "; provided, that for purposes of calculating Consolidated Interest Expense for any period of four consecutive fiscal quarters (a "Calculation Period") to determine the Consolidated Interest Coverage Ratio or the Consolidated Fixed Charge Coverage Ratio, if during such Calculation Period any Loan Party shall have made any payments permanently reducing outstanding Loans, Consolidated Interest Expense shall be calculated for such Calculation Period after giving pro forma effect to such reductions as if such payments occurred on the first day of such Calculation Period."

(F) The definitions of "Covenant Smoothing Date", "Covenant Smoothing Method" and "Measurement Period" in Section 1.1 of the Credit Agreement are hereby deleted in their entirety. In addition, each of the definitions of "Consolidated Fixed Charge Coverage Ratio", "Consolidated Interest Coverage Ratio", "Consolidated Senior Leverage Ratio" and "Consolidated Total Leverage Ratio" in
Section 1.1 of the Credit Agreement shall be amended by deleting therefrom the following proviso at the end thereof:

                  "; provided, that the Borrower shall have the option at one time during the term of this Agreement to elect that during the Measurement Period, Consolidated EBITDA for purposes of determining compliance with the covenants contained in Section
                  7.1 be computed in accordance with the Covenant Smoothing Method"

(G) The definition of "Facility" in Section 1.1 of the Credit Agreement is hereby amended by adding the following at the end thereof:

                  "and (c) the Tranche B Commitments and the Tranche B Loans made thereunder (the "Tranche B Facility")."

(H) The definition of "Interest Payment Date" in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "Interest Payment Date": means as to any Loan, the last Business Day of each calendar month and the date of any required or optional repayment or prepayment thereof, in all cases without regard to the Interest Period selected.

(I) The definition of "Interest Period" in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "Interest Period": means as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one or three months thereafter (provided, that the two and six-month Interest Periods in existence on the Third Amendment Date shall be permitted until the expiration thereof), as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one or three months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to the Interest Period are subject to the following:

                    (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                    (ii) any Interest Period that would otherwise extend beyond the Scheduled Revolving Termination Date or beyond the date final payment is due on the Term Loans shall end on the Revolving Termination Date or such due date, as applicable;

                   (iii) any Interest Period that begins on the last Business
                         Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                    (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

(J) The definition of "L/C Fee Payment Date" set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "L/C Fee Payment Date": means the last Business Day of each calendar month and the last day of the Revolving Commitment Period.

(K) The definition of "Majority Facility Lenders" set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans, the Tranche B Loan or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

(L) The definitions of "Refunded Swingline Loans", "Refunding Date", "Swingline Commitment", "Swingline Lender", "Swingline Loans" and "Swingline Participation Amount" set forth in Section 1.1 of the Credit Agreement are hereby deleted in their entirety.

(M) The definition of "Responsible Officer" set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "Responsible Officer": means the chief executive officer, president, chief financial officer, senior vice president of finance of the Borrower, Mr. Steven Clough or Mr. Thomas Sorrells, notwithstanding their respective titles or offices with the Borrower, but only for so long as their employment contracts remain in full force and effect.

(N) Section 2.4 of the Credit Agreement is hereby amended by adding a new sentence at the end thereof as follows:

                  "Notwithstanding anything to the contrary set forth in this Agreement or the other Loan Documents, commencing on the Third Amendment Date and continuing through and including the Revolving Termination Date, the Total Revolving Commitments of the Revolving Lenders shall be limited to $143,500,000 and the remaining $8,500,000 of the Total Revolving Commitments shall be unavailable to the Borrower without the prior written consent of the Majority Revolving Facility Lenders. For so long as such portion of the Total Revolving Commitment remains unavailable, the Borrower shall have no right, and shall not make any request, to borrow, and the Revolving Lenders shall have no obligation whatsoever to make, Revolving Loans in respect thereof. Such aggregate unavailable portion shall be applied ratably to the Revolving Commitments of all Revolving Lenders."

(O) Sections 2.6 and 2.7 of the Credit Agreement are hereby deleted in their entirety, the Swingline Commitment of the Swingline Lender is hereby terminated, and all references in the Credit Agreement and the other Loan Documents to any of the defined terms set forth in Section 3(L) above are hereby deleted. A new
Section 2.6 and Section 2.7 of the Credit Agreement are hereby inserted as follows:

                  "2.6 Tranche B Commitments. Subject to the terms and conditions hereof, the Tranche B Lender agrees to make a single term loan (the "Tranche B Loan") to the Borrower on a Business Day occurring on or before the Tranche B Commitment Termination Date in an amount equal to the Tranche B Commitment. The Tranche B Loan shall be a Eurodollar Loan and shall bear interest at a rate per annum equal to the sum of the Eurodollar Rate in effect from time to time and the Applicable Margin for such Tranche B Loan. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 a.m. New York City time, one Business Day prior to the requested date of borrowing) requesting that the Tranche B Lender make the Tranche B Loan on the date specified therein (such date, the "Tranche B Borrowing Date"). Upon receipt of such notice, the Administrative Agent shall promptly notify the Tranche B Lender thereof. No later than 1:00 p.m., New York City time, on the Tranche B Borrowing Date, the Tranche B Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche B Loan; provided, that, on or before such time, the Funding Affiliate shall have transferred, or caused to be transferred, to the Administrative Agent for the account of the Tranche B Lender, pursuant to the Subordination and Participation Agreement, an amount in immediately available funds equal to the Tranche B Commitment."

                  "2.7 Repayment of Tranche B Loans. The Tranche B Loan shall mature on June 17, 2006 (the "Tranche B Maturity Date"), on which date the entire outstanding principal balance of the Tranche B Loan, together with all accreted interest thereon, shall become due and payable."

(P) Section 2.8(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "2.8 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Revolving Lender (whether or not a portion of such Revolving Lender's Commitment is unavailable to the Borrower as a result of Section 2.4) during the period for which payment is made, payable monthly in arrears on the last Business Day of each calendar month and on the Revolving Termination Date, commencing on the first of such dates to occur after the date hereof."

(Q) Section 2.9 of the Credit Agreement is hereby amended by adding at the end thereof the following new sentence:

                  "Any request by the Borrower to reduce the Revolving Commitments may designate in the written notice to the Administrative Agent to apply such reduction to the unavailable portion of the Revolving Commitments described in
                  Section 2.4. Any such permanent reduction of all or any portion of such unavailable Revolving Commitments shall reduce the Available Revolving Commitment upon which the commitment fee under Section 2.8 is calculated."

(R) Section 2.10 of the Credit Agreement is hereby amended by inserting in the second line thereof after the word "Loans" the parenthetical phrase "(other than the Tranche B Loan)" and inserting as a new second sentence, after the first sentence thereof, the following:

                  "Notwithstanding anything herein to the contrary, neither the outstanding principal balance of the Tranche B Loan nor any accreted interest thereon may be repaid or prepaid prior to the Tranche B Maturity Date."

(S) Section 2.11(d) of the Credit Agreement is hereby deleted in its entirety.

(T) Section 2.14(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "(d) Interest on all Loans (other than the Tranche B Loan) shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this Section 2.14 shall be payable from time to time on demand. Interest on the Tranche B Loan shall not be paid in cash, but rather shall be added to the principal balance of the Tranche B Loan, quarterly, in arrears, on the last Business Day of each calendar quarter and on the Tranche B Maturity Date and paid on the Tranche B Maturity Date."

(U) Section 2.17(a) of the Credit Agreement is hereby amended by adding at the end thereof the following:

                  "; provided, that with respect to the Tranche B Loan, the borrowing of the Tranche B Loan shall be funded by, and all payments by the Borrower in respect thereof shall be made for the account of, the Tranche B Lender only."

(V) Section 2.17(b) of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety and inserting a new second sentence as follows:

                  "The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans in the inverse order of maturity."

(W) Section 3.3(a) of the Credit Agreement is hereby amended by deleting the word "quarterly" in each place where such word appears in such Section 3.3(a) and inserting in its place the word "monthly".

(X) Section 4.8 of the Credit Agreement is hereby amended to include the following sentence at the end thereof:

                  "Schedule 4.8 sets forth the leasehold interests of real property held by each Loan Party as of the Third Amendment Date."

(Y) Section 4.15 of the Credit Agreement is hereby amended by adding a new sentence to the end thereof as follows:

                  "Schedule 4.15 also depicts an organizational chart of the Loan Parties and all of the Subsidiaries of each such Loan Party on and as of the Third Amendment Date."

(Z) Section 4.16 of the Credit Agreement is hereby amended by adding a new sentence to the end thereof as follows:

                  "The proceeds of the Tranche B Loan shall be used to satisfy the scheduled interest payment due and payable on May 1, 2001 in respect of the Senior Subordinated Notes only and for no other purpose; provided, that if the Borrower shall have paid such scheduled interest payment prior to the Tranche B Borrowing Date (as demonstrated to the reasonable satisfaction of the Administrative Agent), such proceeds shall be retained by the Borrower as reimbursement for such payment."

(AA) Section 4.19 (a) of the Credit Agreement is hereby amended to include the following sentence at the end thereof:

                  "Schedule 4.19(a) also sets forth the location of the books and records of each Loan Party as of the Third Amendment Date."

(BB) A new Section 4.25 is hereby added to the end of Section 4 of the Credit Agreement as follows:

                  "4.25 Material Contracts. The contracts and other agreements listed on Schedule 4.25 constitute as of the Third Amendment Date all of the material contracts and agreements to which any Loan Party is a party, including without limitation, all material union contracts and material collective bargaining agreements."

(CC) A new Section 4.26 is hereby added to the end of Section 4 of the Credit Agreement as follows:

                  "4.26 Deposit Accounts. The deposit accounts listed on
                  Schedule 4.26 constitute as of the Third Amendment Date all of the deposit accounts maintained by the Loan Parties."

(DD) Section 5.2 of the Credit Agreement is hereby amended by deleting the first three lines thereof and replacing such language as follows:

                  "5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the receipt by the Administrative Agent of a certificate of the Borrower executed by a Responsible Officer certifying as follows:"

(EE) Section 5.2 of the Credit Agreement is further amended by deleting in its entirety the last sentence thereof.

(FF)     A new Section 5.3 to the Credit Agreement is hereby added to the end of
Section 5.2 as follows:

                  "5.3 Conditions to Tranche B Loan. The agreement of the Tranche B Lender to make the Tranche B Loan is subject only to the receipt by the Administrative Agent of (a) the written request for such Tranche B Loan from the Borrower, as provided in Section 2.6, and (b) the entire $8,500,000 purchase price for the participation of the Tranche B Loan from or on behalf of the Funding Affiliate."

(GG) Section 6.1(c) of the Credit Agreement is hereby amended by inserting at the end thereof the following:

                  ", together with a statement of Consolidated EBITDA, Consolidated Adjusted EBITDA and Consolidated Free Cash Flow for the thirteen calendar week period ended as at the end of such month; and"

(HH) Section 6.1 of the Credit Agreement is hereby amended by adding at the end thereof a new subsection (d):

                  "(d) notwithstanding the provisions of subsection (b) of this
                  Section 6.1 or of subsection (b) of Section 6.2, on or before April 25, 2002, the financial statements described in subsection (b) of this Section 6.1 and the related certificates and reports described therein and of subsection
                  (b) in Section 6.2, in respect of the fiscal quarter ended March 31, 2002 only."

(II) Section 6.2(c) of the Credit Agreement is hereby amended by adding the following phrase at the end thereof:

                  "; provided that notwithstanding the foregoing, the detailed consolidated budget and Projections for fiscal year 2002 shall be delivered on or before December 3, 2001;"

(JJ) Section 6.2(g) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  "(g) promptly upon receipt thereof, copies of all management letters received by the Parent, the Borrower or any of their Subsidiaries from their independent certified public accountants, together with copies of all written responses thereto from management, within five days after such responses are sent."

(KK) Section 6.2 of the Credit Agreement is further amended hereby by adding at the end thereof the following new subsections (i), (j) and (k):

                  "(i) simultaneously with the delivery of the financial statements required to be delivered under Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such monthly period has observed and performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has no knowledge of any Default or Event of Default, except as specified in such certificate and (ii) an additional Certificate of a Responsible Officer setting forth all information required to determine, and demonstrating in reasonable detail, compliance by the Parent, the Borrower and its Subsidiaries with the provisions of the financial condition covenants set forth in Section 7.1(e), (f) and (g) and Section 7.7; provided, that when delivered with the monthly financial statements and reports to be furnished under
                  Section 6.1(c), the Certificate of a Responsible Officer required under this clause (ii) need not certify or demonstrate compliance with any of those financial condition covenants described herein to the extent such covenants are not measured or tested on a monthly basis;"

                  "(j) on or before September 15, 2001, a detailed business plan (the "September Plan") for Borrower and its Subsidiaries (together with all Projections through and including fiscal year 2005); and"

                  "(k) on or before October 15, 2001, a detailed restructuring plan for the operations and capital structure of the Borrower and its Subsidiaries."

(LL) Section 6.9(b) of the Credit Agreement is hereby amended by deleting the period at the end thereof and inserting the following proviso:

                  "; provided, that, with respect to such real property interests having a value (together with improvements) of less than $1,000,000, the Parent, the Borrower and/or the Domestic Subsidiaries shall be entitled to own unencumbered, and shall not be required to comply with the terms of this Section 6.9(b), one or more of such real property interests provided the value of all such real property interests in the aggregate does not exceed $5,000,000."

(MM) Section 6.10 of the Credit Agreement is hereby amended by deleting the reference to "$10,000,000" on the second line thereof and replacing it with the number of "$2,000,000".

(NN) A new Section 6.11 of the Credit Agreement is hereby added to the end of
Section 6.10:

                  "6.11 Books and Records. Keep and maintain and cause to be kept and maintained, accurate books and records of the Loan Parties at the respective locations identified for such in
                  Schedule 4.19(a) and shall not remove such books and records or change such location without the prior written consent of the Administrative Agent and furnishing to the Administrative Agent a revised Schedule 4.19(a) showing such new location."

(OO) Section 7.1 of the Credit Agreement is hereby amended by adding at the end thereof new subsections (e), (f) and (g) as follows:

                  "(e) Minimum Consolidated EBITDA. Permit cumulative Consolidated EBITDA for the period beginning January 1, 2001 and ending on the following dates to be less than the amounts set forth opposite such dates:

                                                               Cumulative
                              Fiscal Quarter Ended          Consolidated EBITDA
                              --------------------          -------------------
                        March 31, 2001                            $6,300,000
                        June 30, 2001                            $22,100,000
                        September 30, 2001                      $ 32,000,000
                        December 31, 2001                       $ 52,200,000"

                  "(f) Minimum Consolidated Adjusted EBITDA. Permit cumulative Consolidated Adjusted EBITDA for the period beginning January 1, 2001 and ending on the following dates to be less than the amounts set forth opposite such dates:

                                                         Cumulative Consolidated
                              Fiscal Quarter Ended            Adjusted EBITDA
                              --------------------          -------------------
                         March 31, 2001                          $13,200,000
                         June 30, 2001                           $36,600,000
                         September 30, 2001                      $55,400,000
                         December 31, 2001                       $81,800,000"


                  "(g) Minimum Consolidated Free Cash Flow. Permit cumulative Consolidated Free Cash Flow beginning January 1, 2001 and ending on the following dates to be less than the amounts set forth opposite such dates:"

                                                        Cumulative Consolidated
                              Fiscal Quarter Ended          Free Cash Flow
                              --------------------        -------------------
                         March 31, 2001                            $-0-
                         June 30, 2001                             $-0-
                         September 30, 2001                     $7,100,000
                         December 31, 2001                     $71,600,000


                  ; provided, that if such cumulative Consolidated Free Cash Flow from January 1, 2001 is less than the minimum required amount set forth above for any of the cumulative periods terminating at the end of the fiscal quarters described above, then, notwithstanding the terms of this sentence, the Borrower and the Parent shall nevertheless be in compliance with this
                  Section 7.1(g) for such cumulative period if the cumulative Consolidated Free Cash Flow for the period commencing January 1, 2001 and ending on the last day of the calendar month immediately succeeding such fiscal quarter end equals or exceeds the minimum required amount set forth opposite the related month end date set forth below:

                                                        Cumulative Consolidated
                              Cumulative Period Ended        Free Cash Flow
                              -----------------------        --------------
                              April 30, 2001                     $4,700,000
                              July 31, 2001                     $17,300,000
                              October 31, 2001                      $-0-
                              January 31, 2002                  $81,600,000


                  provided further, that the amounts set forth opposite the fiscal quarters ended June 30, September 30 and December 31, and the related months ended July 31, October 31 and January 31 set forth in the tables above in this Section 7.1(g) shall each be reduced by the Adjustment Amount, if the Borrower or one or more of its Subsidiaries shall fail to complete a sale of receivables in an amount not less than $11,600,000 into a Qualified Securitization Transaction after the Third Amendment Date but prior to June 30, 2001 (such period, the "Receivables Period"). The Borrower expressly acknowledges and agrees that it shall demonstrate its compliance with the foregoing Consolidated Free Cash Flow covenant in respect of each applicable month-end by delivery of a Certificate of a Responsible Officer within 30 days after the end of such month in accordance with Section 6.2(i). For purposes hereof, the "Adjustment Amount" shall mean the excess, if any, of the sum of $11,600,000, less the aggregate amount of receivables sold by the Borrower or one or more of its Subsidiaries into a Qualified Securitization Transaction during the Receivables Period."

(PP) Section 7.2(c) of the Credit Agreement is hereby amended by deleting the reference to "$10,000,000" in the third line thereof and replacing it with "$2,000,000".

(QQ) Section 7.2(i) of the Credit Agreement is hereby amended by deleting the phrase "the sum of (i) $10,000,000 and (ii) the then unused Permitted Expenditure Amount" in the third and fourth lines thereof and replacing such phrase with "the sum of (i) $2,000,000, (ii) the Indebtedness for insurance premium financing described on Schedule 7.2(i) and (iii) Indebtedness consisting of residual interest guaranties and first loss indemnities entered into in connection with customer financing, not to exceed $33,000,000 in the aggregate outstanding at any time".

(RR) Section 7.7 of the Credit Agreement is hereby amended by deleting the proviso at the end thereof in its entirety and replacing it with the following:"

                  ; provided, that if any amount of the permitted Base CapEx Amount shown above for any fiscal year is not expended in the fiscal year for which it is permitted, such unexpended amount may be carried over for expenditure in the next succeeding fiscal year only; provided further, that notwithstanding the foregoing, with respect to Capital Expenditures during the Borrower's fiscal year 2001, the Borrower will not make or commit to make, or permit any Subsidiary to make or commit to make, any Capital Expenditures otherwise permitted by the terms of this Section 7.7, if the effect thereof would cause the cumulative Capital Expenditures of the Borrower and its Subsidiaries from January 1, 2001 as at the end of each fiscal quarter set forth below to exceed the respective amounts set forth opposite such dates:

                                                            Cumulative Capital
                                Fiscal Quarter Ended           Expenditures
                                --------------------           ------------
                              March 31, 2001                    $3,600,000
                              June 30, 2001                     $6,300,000
                              September 30, 2001                $9,900,000
                              December 31, 2001                $11,000,000


(SS) Section 7.6 of the Credit Agreement is hereby amended by deleting in their entirety subsections (b), (c) and (d) thereof and inserting the following as a new subsection (b) at the end thereof:"

                  "(b) the Borrower may pay dividends to the Parent to permit the Parent to (i) pay corporate overhead expenses incurred in the ordinary course of business in an annual amount not to exceed $1,000,000 in any fiscal year of the Borrower and (ii) pay any taxes that are due and payable by the Parent and the Borrower as part of a consolidated group and to make payments under the Tax Sharing Agreement; provided, that for purposes of calculating the amount of those dividends permitted under this Section 7.6(b) during the Borrower's fiscal year 2001, such calculation shall not take into account the amount of dividends made by the Borrower to the Parent during such fiscal year 2001 as set forth on Schedule 7.6(b) hereof."

(TT) Section 7.8 of the Credit Agreement is hereby amended by deleting subsection (d) in its entirety and replacing it with the following:

                  "(d) loans and advances to employees of the Parent, the Borrower or any of Borrower's Subsidiaries in connection with the relocation, recruitment or retention of such employees in the ordinary course of business, in an aggregate amount not to exceed $2,000,000 at any one time outstanding, plus $50,000 at any one time outstanding in the aggregate for employees in Mexico;"

(UU) Section 7.8 of the Credit Agreement is further amended by (i) deleting in subsection (k) thereof the phrase "$15,000,000 and the then unused Permitted Expenditure Amount on the date upon which such Investment is made;" in the third and fourth lines thereof and replacing it with "$2,000,000;" and (ii) adding as a new subsection (l) the following:

                  "(l)  the Investments set forth in Schedule 7.8(l);"

(VV) Section 7.8 is further amended by adding at the end thereof a new subsection (m) as follows:

                  "(m) Investments existing as of the Third Amendment Date in Motor Coach Industries Mexico S.A. de C.V. ("Autobuses") by Motor Coach Industries Limited ("MCIL") arising as a result of conversion of debt owing by Autobuses to MCIL into equity up to but not exceeding U.S. $67,200,000; and

(WW) Section 7.8 is further amended by adding at the end thereof a new subsection (n) as follows:

                  "(n) Loans by the Borrower to fund temporary cash shortfalls in the collateral accounts established under the receivables securitization financing (SPARC) referenced in Schedule 7.8(l), in an amount not to exceed $2,000,000 at any one time outstanding; provided that any funding of such cash shortfall (for any month) by the Borrower shall be permitted only to the extent that (i) such funding relates to receivables which were uncollected during such month and (ii) the Borrower shall have provided the Administrative Agent with a Certificate of a Responsible Officer setting forth the amounts of such funding and the corresponding amount of the uncollected receivables in respect of which such funding was made."

(XX) Section 7.8 of the Credit Agreement is further amended by adding at the end thereof the following proviso modifying each of subsections (a) through (n) thereof:

                  "provided, that except to the limited extent described in subsection (n) only, nothing in this Section 7.8 shall permit, or be construed to allow, directly or indirectly, any loan to or Investment in the Parent or the Sponsor, which loans or Investments are expressly prohibited hereby."

(YY) Section 7.10 of the Credit Agreement is hereby amended by deleting in its entirety clause (b) in the second sentence thereof and inserting at the end of such Section 7.10, the following:

                  "Notwithstanding anything herein to the contrary, the Parent, the Borrower and the other Loan Parties agree that they shall not pay, or cause or permit to be paid, directly or indirectly, to the Sponsor or any of its Control Investment Affiliates or other Persons involved in the management of the Borrower any management or other fee pursuant to a management agreement or otherwise."

(ZZ) Section 7 of the Credit Agreement is hereby further amended by adding a new
Section 7.17, after the end of Section 7.16, as follows:

                  "7.17 Deposit Accounts. Maintain or establish, or permit to be maintained or established, any deposit accounts in the name or on behalf of any Loan Party other than the deposit accounts identified on Schedule 4.26, nor permit any payment received or to be received by any Loan Party to be deposited into any account other than one of the deposit accounts shown on
                  Schedule 4.26. The parties acknowledge and agree that the Borrower may establish and maintain, or permit the other Loan Parties to establish and maintain, other deposit accounts provided such other deposit accounts are pledged and made subject to the Deposit Pledge and Security Agreement and the Borrower delivers a revised Schedule 4.26 identifying all such other deposit accounts."

(AAA) Section 8 of the Credit Agreement is hereby amended by adding the word "or" after the semicolon at the end of subsection (m) thereof and adding a new subsection (n) as follows:

                  "(n) The Funding Affiliate shall fail to fund, or cause to be funded, in accordance with the terms of the Subordination and Participation Agreement, the purchase of a 100% participation interest in the Tranche B Loan on or prior to May 31, 2001, or if the Note Purchaser shall fail to keep or perform any covenant or undertaking on its part to be kept or performed, under or connection with the Note Purchase Agreement, the Assignment Agreement or the Consent and Acknowledgment."

(BBB) Section 8 of the Credit Agreement is further amended by deleting the reference to "Supermajority Revolving Facility Lenders" in each place in subclause (i) of clause (B) in the last full paragraph of Section 8 and replacing it in each place with "Majority Revolving Facility Lenders".

(CCC) Section 11.1 of the Credit Agreement is hereby amended by deleting the word "or" before the number "(vii)" on the ninth line from the bottom thereof and inserting on the eighth line from the bottom after the phrase "Issuing Lender" the following: "; or (viii) amend, modify or waive any provision of the Tranche B Loans or Tranche B Obligations without the consent of the Tranche B Lender".

(DDD) Section 11.5 of the Credit Agreement is hereby amended by (i) inserting on the fifth line of subsection (a) thereof after the word "therewith," the phrase "(including without limitation, the out-of-pocket costs and expenses incurred by the Administrative Agent and the Tranche B Lender in preparing and executing the Subordination and Participation Agreement)," (ii) inserting at the end of subsection (b) thereof the phrase "and of the financial advisor to counsel to the Administrative Agent," and (iii) inserting on the sixth line of subsection
(d) thereof after the phrase "Loan Documents" the phrase ", the Subordination and Participation Agreement."

(EEE) Section 11.6(c) of the Credit Agreement is hereby amended by (i) deleting in its entirety the last sentence thereof and (ii) deleting in its entirety the first sentence thereof and replacing it with the following three sentences:

                  "Any Lender (an "Assignor") may, in accordance with applicable law and with the consent of the Administrative Agent and, in the case of a transfer by any Revolving Lender of all or any part of its Revolving Commitment or Revolving Loans to a Person other than a Lender, an affiliate thereof or any Related Fund thereof, CIBC and, so long as the Securitization L/C shall be outstanding, The Bank of Nova Scotia (which consent shall not be unreasonably withheld or delayed), at any time and from time to time assign to any Lender, any affiliate thereof or any Related Fund thereof (any such party a "Related Party") or to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee, such Assignor and the Administrative Agent, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than a Related Party) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Administrative Agent. Upon the Borrower's written request, from time to time, the Administrative Agent shall provide to Borrower a list identifying the identity of all Lenders shown in the Register."

(FFF) Section 11.6 of the Credit Agreement is hereby amended by adding new third, fourth and fifth sentences in subsection (b) immediately after the second sentence thereof as follows:

                  "Notwithstanding the foregoing, no Participant of all or any portion of the Tranche B Loan shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure therefrom by any Loan Party or vote to exercise or to refrain from exercising any right, remedy or privilege under any Loan Document. Nothing in this
                  Section 11.6(b) shall impair or affect the right of the Tranche B Lender to approve any amendment or waiver or consent in respect of the Tranche B Loan. The Tranche B Lender shall have no obligation to consult with or obtain the consent or approval of any Participant of all or any part of the Tranche B Loan with respect to any matters concerning the Tranche B Loan, it being expressly acknowledged and agreed that the Tranche B Lender shall have the sole discretion to make all decisions regarding or in respect of the Tranche B Loan."

(GGG) Section 11.6 of the Credit Agreement is hereby further amended by adding, both in the fourteenth line from the bottom of subsection (b) immediately after the word "Participant" and in the eighth line from the bottom of subsection (b) after the word "Participant", the following parenthetical phrase:

                  "(other than a Participant of all or any portion of the Tranche B Loan)"

(HHH) Section 11.6(b) of the Credit Agreement is hereby further amended by adding at the end thereof a new sentence follows:

                  "No Participant of all or any portion of the Tranche B Loan shall be entitled (i) to have any right of setoff in respect of its participating interests in the Tranche B Loan, or (ii) to have any of the benefits of Section 2.18, 2.19 or 2.20."

SECTION 4.        Amendments to Annexes, Schedules and Exhibits.
                  ---------------------------------------------

(A) Annex A to the Credit Agreement is hereby amended to delete each of the four columns in the table set forth thereon showing the range of Applicable Margins for Revolving Loans and Term Loans and to delete all references to the Applicable Margin in the paragraph shown under the table.

(B) Schedule 1.1.A to the Credit Agreement is hereby amended to add the following table at the end thereof:


                         Tranche B Lender               Tranche B Commitment
                         ----------------               --------------------

         Canadian Imperial Bank of Commerce                  $8,500,000

(C) A new Schedule 4.8 is hereby added to the Credit Agreement in the form of Schedule 4.8 attached hereto.

(D) Schedule 4.15 is hereby amended to add at the end thereof the chart depicted on Schedule 4.15 hereto.

(E) Schedule 4.19(a) is hereby amended to include the information shown on the Form of Schedule 4.19(a) attached hereto.

(F) A new Schedule 4.25 is hereby added to the Credit Agreement in the form of Schedule 4.25 attached hereto.

(G) A new Schedule 4.26 is hereby added to the Credit Agreement in the form of Schedule 4.26 attached hereto.

(H) A new Schedule 7.6(b) is hereby added to the Credit Agreement in the form of Schedule 7.6(b) attached hereto.

(I) A new Schedule 7.2(i) is hereby added to the Credit Agreement in the form of Schedule 7.2(i) attached hereto.

(J) A new Schedule 7.8(l) is hereby added to the Credit Agreement in the form of Schedule 7.8(l) attached hereto.

SECTION 5. Extension Fee. The Borrower hereby agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders which shall have executed and delivered counterparts of this Amendment and Waiver by or before 5:00 p.m. (New York City time) on the fifth Business Day occurring after the Effective Date (as hereinafter defined) (each such Lender, a "Consenting Lender"), by wire transfer of immediately available funds, a non-refundable fee (the "Extension Fee"). The Borrower agrees to pay to the Administrative Agent on the Effective Date the sum of $4,550,556. The Administrative Agent shall distribute the Extension Fee ratably to the Consenting Lenders in an amount for each Consenting Lender equal to 1.00% of the sum of (i) the outstanding principal balance of Term Loans held by such Consenting Lender and (ii) the Revolving Commitment of such Consenting Lender. The Administrative Agent shall return to the Borrower the excess, if any, of the Extension Fee paid less the amounts distributed to the Consenting Lenders pursuant to the preceding sentence, together with a list of all Consenting Lenders and the amount of the Extension Fee distributed to each.

SECTION 6. Representations and Warranties. Each of the Loan Parties represents and warrants to the Agents and the Lenders that:

(A) the execution, delivery and performance by the Loan Parties of this Amendment and Waiver and the performance by the Loan Parties of the Credit Agreement as modified by this Amendment and Waiver (i) have been duly authorized by all requisite corporate action on the part of the Loan Parties; and (ii) will not (x) violate (A) any provision of any statute, rule or regulation or the Certificate of Incorporation or By-laws (or similar governing documents) of the Loan Parties, (B) any applicable order of any court or any rule, regulation or order of any other agency of government or (C) any indenture, agreement or other instrument to which any of the Loan Parties is a party or by which any of the Loan Parties or any of their respective property is bound and (y) be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or other instrument;

(B) upon the occurrence of the Effective Date (as hereinafter defined), this Amendment and Waiver will constitute the legal, valid and binding obligation of the Loan Parties, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law); and

(C) after giving effect to this Amendment and Waiver, (i) no Default or Event of Default has occurred and is continuing; and (ii) all representations and warranties by the Borrower and the Guarantors pursuant to the Credit Agreement and the other Loan Documents to which each is a party are true, correct and complete in all material respects on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof.

SECTION 7. Effective Date. This Amendment and Waiver shall not become effective until the date (the "Effective Date") on which the following conditions precedent shall have been satisfied:

(A) The Agents shall have received fully executed counterparts of this Amendment and Waiver executed by the Loan Parties, the Agents and the Required Lenders.

(B) The Administrative Agent shall have received, by wire transfer of immediately available funds, for the ratable benefit of the Revolving Lenders, a principal repayment of outstanding Revolving Loans in the amount of $32,000,000 together with all accrued and unpaid interest thereon and all amounts, if any, payable pursuant to Section 2.20 of the Credit Agreement.

(C) The Administrative Agent shall have received, by wire transfer of immediately available funds, for the ratable benefit of the Consenting Lenders, the Extension Fee.

(D) The Administrative Agent shall have received a fully executed counterpart of the amended and restated fee letter agreement from the Borrower (the "Amended Fee Letter").

(E) The Administrative Agent shall have received, by wire transfer of immediately available funds, all amounts payable to the Administrative Agent under the Amended Fee Letter.

(F) The Administrative Agent shall have received copies of the fully executed employment contracts between the Borrower and Mr. Steven Clough and Mr. Thomas Sorrells, the terms of which shall be reasonably satisfactory to the Administrative Agent.

(G) The Administrative Agent shall have received fully executed copies of all existing Interest Rate Protection Agreements entered into by the Borrower.

(H) The Administrative Agent shall have received an executed copy of the Engagement Letter for E&Y Capital Advisors in form and substance satisfactory to the Administrative Agent.

(I) The Administrative Agent and the Tranche B Lender shall have received fully executed counterparts of the Subordination and Participation Agreement.

(J) The Administrative Agent shall have received, in a sufficient number for each Lender, the financial statements and related certificates and reports (including, without limitation, the Compliance Certificate) required to be delivered under Sections 6.1 and 6.2 of the Credit Agreement, including, without limitation, an opinion from Borrower's auditors without a going concern or other qualification (after giving effect to this Amendment and Waiver), and otherwise in form and substance satisfactory to the Administrative Agent.

(K) The Agents, the Lenders, counsel for the Agents and the financial advisor to such counsel shall have received, by wire transfer of immediately available funds, the amounts invoiced to the Borrower and required to be paid to such parties under Section 10 of this Amendment and Waiver.

(L) The Administrative Agent shall have received favorable written opinions from counsel to the Loan Parties, the Funding Affiliate and the Note Purchaser, in each case in form and substance satisfactory to counsel for the Administrative Agent.

(M) No Default or Event of Default (which has not been waived hereunder) shall have occurred and be continuing.

(N) All representations and warranties contained in this Amendment and Waiver shall be true and correct in all material respects.

(O) The Administrative Agent and the Tranche B Lender shall have received fully executed counterparts of the Note Purchase Agreement, the Assignment Agreement and the Consent and Acknowledgment, in each case in form and substance satisfactory to the Administrative Agent and the Tranche B Lender.

(P) The Administrative Agent and its counsel shall have received such other information, materials and documentation as either of the Administrative Agent or its counsel may reasonably request, which information, materials and documentation shall be satisfactory in form and substance to the Administrative Agent and its counsel.

(Q) All legal matters incident to the effectiveness of this Amendment and Waiver shall be satisfactory to the Administrative Agent and its counsel.

SECTION 8. Post Effective Date Conditions. Each of the following subsequent conditions shall have been satisfied on or before the respective dates set forth below, it being expressly acknowledged and agreed that any failure to keep, perform and satisfy the undertaking specified below shall cause the waiver granted in this Amendment and Waiver to cease to be in effect immediately, as specified in Section 11 of this Amendment and Waiver:

(A) On or before June 15, 2001, and at such times thereafter as the Administrative Agent may reasonably request, each Loan Party shall (i) execute and deliver such UCC amendments and additional UCC-1 financing statements as the Administrative Agent may request in order to continue to perfect the Administrative Agent's security interest in the Collateral under the Uniform Commercial Code (including revised Article 9).

(B) On or before June 15, 2001, a Mortgage, duly executed and delivered to a title insurance company for recording, encumbering each of the facilities in Louisville, Kentucky and Boggy Creek/Orlando, Florida, together with a marked lender's title insurance policy, ALTA survey, evidence of property damage and liability insurance coverage and information demonstrating the satisfactory environmental status of such facilities, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(C) On or before May 21, 2001, duly executed Deposit Pledge and Security Agreements encumbering each of the deposit accounts set forth on Schedule 4.26 and in form and substance reasonably satisfactory to the Administrative Agent;

(D) On or before June 1, 2001, an opinion of Mexican counsel as to the perfection of the pledge and security interests granted under the Stock Pledge Agreement dated July 31, 2000, together with a new dated authorization letter in connection therewith, each in form and substance reasonably satisfactory to the Administrative Agent;

(E) On or before June 1, 2001, the information requested in the letter dated as of the date hereof from the Administrative Agent to the Borrower, in each case in form and substance reasonably satisfactory to the Administrative Agent; and

(F) On or before May 8, 2001, updated and revised Schedules to the Credit Agreement (other than those specifically amended or added pursuant to this Amendment and Waiver) together with a Certificate of a Responsible Officer that all of the information set forth on such updated and revised Schedules is true and correct and that all relevant representations are true and correct as if made on and as of the date of such Certificate, in each case in form and substance reasonably satisfactory to the Administrative Agent.

The parties hereto agree that any one or more of the dates specified in this
Section 8, by which the Borrower must perform or satisfy, or cause to be performed or satisfied, the conditions subsequent described herein, may be extended by the Administrative Agent, in its sole discretion, for an additional period not exceeding ninety (90) days, at the written request of the Borrower, without the affirmative vote or consent of the Lenders.

SECTION 9. Confirmation and Acknowledgement of the Obligations: Release. The Borrower hereby (i) confirms and acknowledges to the Agents and the Lenders that it is validly and justly indebted to the Agents and the Lenders for the payment of all Obligations without offset, defense, cause of action or counterclaim of any kind or nature whatsoever and (ii) reaffirms and admits the validity and enforceability of the Credit Agreement and the Loan Documents and the Liens in the Collateral which were granted pursuant to the Loan Documents or otherwise. Each of the Sponsor and each Loan Party, on its own behalf and on behalf of its successors and assigns, hereby waives, releases and discharges the Agents and each Lender and all of the affiliates of the Agents and each Lender, and all of the directors, officers, employees, attorneys, agents, successors and assigns of each of the Agents, each Lender and such affiliates, from any and all claims, demands, actions or causes of action (known and unknown) arising out of or in any way relating to the Loan Documents and any documents, agreements, dealings or other matters connected with any of the Loan Documents, in each case to the extent arising (x) on or prior to the date hereof or (y) out of, or relating to, actions, dealings or matters occurring on or prior to the date hereof. The waivers, releases, and discharges in this Section 8 shall be effective regardless of whether the conditions to this Amendment and Waiver are satisfied and regardless of any other event that may occur or not occur after the date hereof.

SECTION 10. Costs and Expenses. The Borrower agrees that its obligations set forth in Section 11.5 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment and Waiver and any other documentation contemplated hereby (whether or not this Amendment and Waiver becomes effective or the transactions contemplated hereby are consummated), including, but not limited to, the reasonable fees and disbursements of Clifford Chance Rogers & Wells LLP, counsel for the Agents, and E&Y Capital Advisors LLC, financial advisor to Clifford Chance Rogers & Wells LLP.

SECTION 11. Lapse of Waiver. The Borrower agrees that its failure to comply with any provision of this Amendment and Waiver shall cause the waiver granted hereby to cease to be in effect immediately, without the passage of any grace period and without the requirement of any prior notice from or further action on the part of any Lender or any Agent.

SECTION 12.       Limited Waiver; Ratification of Credit Agreement.

(A) Except to the extent hereby waived or modified, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

(B) This Amendment and Waiver shall be limited precisely as written and shall not be deemed (i) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any other Default or Event of Default under the Credit Agreement, whether or not known to any of the Agents or the Lenders or (ii) to prejudice any other right or rights which the Agents or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Except to the extent hereby waived or modified, the Credit Agreement and each of the Loan Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and the Credit Agreement as heretofore amended or modified and as modified by this Amendment and Waiver are hereby ratified and confirmed. As used in the Credit Agreement, the terms "Credit Agreement, "this Agreement," "herein," "hereafter," "hereto," "hereof," and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as modified by this Amendment and Waiver. Reference to the terms "Agreement" or "Credit Agreement" appearing in the Exhibits or Schedules to the Credit Agreement or in the other Loan Documents shall, unless the context otherwise requires, mean the Credit Agreement as modified by this Amendment and Waiver.

SECTION 13. Counterparts. This Amendment and Waiver may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment and Waiver by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver.

SECTION 14. Loan Document. This Amendment and Waiver is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated herein) be construed, administered, and applied in accordance with all of the terms and provisions of the Credit Agreement.

SECTION 15. GOVERNING LAW. THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

SECTION 16. Successors and Assigns. The provisions of this Amendment and Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 17. Further Assurances. Each of the Loan Parties expressly acknowledges and agrees (i) to enter into such other or further documents, and to take such other or further actions that may be necessary or, in the opinion of the Administrative Agent, desirable to perfect, preserve or protect the liens and security interests created under the Security Documents and (ii) to grant liens on such other or further property or assets of the Loan Parties not currently encumbered to secure the Obligations as the Administrative Agent may require (including, but not limited to, the equity interests of any Inactive Subsidiaries, any Securitization Entity, any other Domestic or Foreign Subsidiary, foreign intellectual property, real property, chattel paper, and assets having a certificate of title); provided, that no Loan Party shall have any obligation to grant liens on any such other or further property to the extent that such Loan Party can demonstrate, to the reasonable satisfaction of the Administrative Agent, that the granting of such lien would have a material and adverse tax consequence to the Loan Parties.

SECTION 18.       Acknowledgement and Consent.

(A) Each Guarantor hereby acknowledges that it has read this Amendment and Waiver and consents to the terms hereof and further confirms and agrees that, notwithstanding the effectiveness of this Amendment and Waiver, its obligations under (i) the Guarantee and Collateral Agreement, in respect of the Subsidiary Guarantors and (ii) Section 10 of the Credit Agreement, in respect of the Parent, shall not be impaired or affected and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

(B) Each Guarantor hereby confirms and acknowledges that it is validly and justly indebted to the Agents and the Lenders for the payment of all of the Obligations which it has guaranteed, without offset, defense, cause of action or counterclaim of any kind or nature whatsoever.

(C) Each Guarantor hereby reaffirms and admits the validity and enforceability of the Credit Agreement and the Loan Documents and the Liens in the Collateral which were granted pursuant to the Loan Documents or otherwise.

SECTION 19. Headings. The headings of this Amendment and Waiver are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment and Waiver.

SECTION 20. Integration. This Amendment and Waiver represents the entire agreement of the parties hereto with respect to the amendment of the Credit Agreement and the terms of any letters and other documentation entered into between the parties prior to the execution of this Amendment and Waiver which related to the amendment of the Credit Agreement shall be replaced by the terms of this Amendment and Waiver.

SECTION 21. Consultation with Advisors. The Loan Parties acknowledge that they have consulted with counsel and with such other experts and advisors as they have deemed necessary in connection with the negotiation, execution and delivery of this Amendment and Waiver. This Amendment and Waiver shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment and Waiver or any part thereof to be drafted.

SECTION 22. Severability. If any provisions of this Amendment and Waiver shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment and Waiver in any jurisdiction.

SECTION 23. Survival. All representations, warranties, covenants, agreements, undertakings, waivers and releases of each of the Loan Parties and the Sponsor contained herein shall survive the Waiver Termination Date and the indefeasible payment in full in cash of the Obligations.

SECTION 24. Amendment. No amendment, modification, rescission, waiver or release of any provision of this Amendment and Waiver shall be effective unless the same shall be in writing and signed by the Loan Parties, the Administrative Agent, and the Required Lenders.

SECTION 25. Intercreditor Arrangement. If on or before May 1, 2002, an Event of Default described in clauses (i) or (ii) of Section 8(f) of the Credit Agreement occurs (such date, the "Insolvency Date"), then the Revolving Lenders agree irrevocably to accept and purchase from the Term Lenders, and the Term Lenders agree to sell to the Revolving Lenders, an undivided participating interest in the outstanding Term Loans in an aggregate amount equal to the True-Up Amount (as hereinafter defined). The purchase price to be paid by each Revolving Lender shall be equal to such Revolving Lender's Revolving Percentage of the True-Up Amount. The Term Lenders shall share ratably in the True-Up Amount paid by the Revolving Lenders in accordance with the outstanding principal amount of the Term Loans then owing to each. For purposes hereof, (x) the "True-Up Amount" shall mean the product of the Proration Amount multiplied by the Revolving Commitment Reduction, (y) the "Revolving Commitment Reduction" shall mean on the Insolvency Date the amount of the Total Revolving Commitments then unavailable pursuant to Section 2.4 or pursuant to a voluntary reduction by the Borrower prior to the Insolvency Date, but in all events in an amount which shall not exceed $8,500,000 in the aggregate, and (z) the "Proration Amount" shall mean the percentage (expressed as a decimal) that the aggregate outstanding Term Loans on the Insolvency Date represent of the sum of (i) the aggregate outstanding Term Loans on the Insolvency Date, plus (ii) the amount of the Total Revolving Commitments on the Insolvency Date, less any portion thereof then unavailable pursuant to Section 2.4.


              [The remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed as of the day and the year first above written.

                                  MCII HOLDINGS, INC.,
                                     as Parent and a Guarantor


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:


                                  MOTOR COACH INDUSTRIES
                                    INTERNATIONAL, INC.,
                                     as the Borrower


                                  By:
                                    --------------------------------------------
                                      Name:
                                      Title:


                                  BUSLEASE, INC.,
                                     as a Guarantor


                                  By:
                                     -------------------------------------------
                                      Name:
                                      Title:


                                  MCI SALES AND SERVICE, INC. (formerly known as Hausman Bus Sales, Inc.), as a Guarantor


                                  By:
                                     -------------------------------------------
                                      Name:
                                      Title:


                                  MOTOR COACH INDUSTRIES, INC.,
                                     as a Guarantor


                                  By:
                                     -------------------------------------------
                                      Name:
                                     Title:

                                  TRANSIT BUS INTERNATIONAL, INC.,
                                     as a Guarantor


                                  By:
                                     -------------------------------------------
                                      Name:
                                      Title:


                                  MCI SERVICE PARTS, INC. (formerly known as
                                  Universal Coach Parts, Inc.),
                                     as a Guarantor


                                  By:
                                     -------------------------------------------
                                      Name:
                                      Title:


                                  JOSEPH LITTLEJOHN & LEVY, INC.,
                                    as Sponsor, solely in respect of
                                    Section 9


                                  By:
                                     -------------------------------------------
                                      Name:
                                      Title:


                                  MCII FINANCIAL SERVICES II, INC.


                                  By:
                                     -------------------------------------------
                                      Name:
                                      Title:

                                  Schedule 4.8


                               Leasehold Interests

                                  Schedule 4.15


                              Organizational Chart

                                  Schedule 4.25

                               Material Contracts

                                Schedule 4.19 (a)

                                  Schedule 4.26

                                Deposit Accounts





      Name                          Account No.              Bank
      ----                          -----------              ----

                                 Schedule 7.2(i)

                             Additional Indebtedness





       Indebtedness                      Purpose                        Amount
       ------------                      -------                        ------
AFCO Insurance Premium Loan    Annual Financing of Director           $2,055,000
                               and Officers Property & Casualty
                               and Other Insurance Premiums

                         Total Scheduled Additional Indebtedness      $2,055,000

                                 Schedule 7.6(b)

                            2001 Dividends to Parent

                                 Schedule 7.8(l)

                                Other Investments





Intercompany Account with MCI US Holdings Inc.


     Note Receivable related to Jim Bernacchi (Ex CEO)                $259,711
     Repurchase Equity of Former Officers Batchelder and Baker        $100,000
                                                                    ----------
     Total MCI US Holding Intercompany                                $359,711

     Structuring Fees                                               $2,500,000
     Membership Fee                                                     10,000
     Premium Letter                                                    209,499
     Legal Fees/Other                                                1,399,915
     Interest Caps                                                   1,015,200
     S&P                                                               100,000
                                                                    ----------
SPARC Fees                                                          $5,234,614
                                                                    ----------

  Total Other Investments                                           $5,594,325